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                                                                    Exhibit 10.8




                              EMPLOYMENT AGREEMENT


   THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this __ day of November, 1997, by GEM Communications, Inc., a Connecticut corporation with its principal place of business at 40 Richards Avenue, Norwalk, Connecticut 06854 ("GEM" or the "Employer"), Snyder Communications, Inc., a Delaware corporation ("Snyder"), and Allan R. Avery, an individual residing at ______________________ (the "Executive").

   WHEREAS, the parties wish to set forth the terms and conditions upon which the Employer will employ the Executive;

   NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

   1. Term of Employment; Title; Duties; Authority.
      --------------------------------------------

   The Employer hereby employs the Executive, and the Executive hereby accepts employment with the Employer, upon the terms set forth in this Agreement, effective beginning on the dare hereof (the "Effective Date") and ending on the third anniversary of the Effective Date. The Executive shall serve as the President of GEM, during the term of his employment under this Agreement. The Executive shall report to the person designated by the Chairman and Chief Executive Officer of Snyder Communications, Inc. ("Snyder"), initially Terry Bateman, and the Executive shall perform such services consistent with his position as may be reasonably assigned to him from time to time by such person. The Executive's services shall be performed in Norwalk, Connecticut, subject to reasonable travel requirements, unless otherwise consented to by the Executive.

   2. Extent of Services.
      ------------------

   The Executive agrees to devote substantially all of his business time and attention to the performance of his duties under this Agreement. He shall perform his duties to the best of his ability and shall use his best efforts to further the interests of the Employer. The Executive represents and warrants to the Employer that he is able to enter into this Agreement and that his ability to enter into this Agreement and to fully perform his duties hereunder are not limited to or restricted by any agreements or understandings between the Executive and any other person. For the purposes of this Agreement, the term "person" means any natural person, corporation, partnership, limited liability partnership, limited
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liability company, or any other entity of any nature. Notwithstanding the foregoing, the Executive may continue to devote a limited portion of his business time and attention to Avery Medical Fashion, Inc. ("AMF") and Rxtra Inc. ("Rxtra") provided that (i) the time devoted in no event shall exceed 15% of the Executive's business time each week and (ii) in no event shall such activities (or the board activities referred to in the last sentence of Section 8(e)) interfere with in any material respect or impair the performance by the Executive of his duties and responsibilities to the Employer, which shall be paramount. The Executive will limit or curtail such outside activities from time to time as reasonably requested by the Employer consistent with the foregoing.

   3. Base Salary.
      -----------

   The Employer shall pay the Executive a base annual salary of $200,000, subject to such increases as may be approved by the Board of Directors of GEM (the "Base Salary"). The salary shall be payable periodically in accordance with the Employer's policies for executive personnel. The Employer will review the Executive's base salary to determine whether such base salary should be increased (but not decreased) no less often than annually in conjunction with its regular review of executive salaries. All payments under this Agreement shall be subject to withholding under applicable law as reasonably determined by the Employer.

   4. Stock Options.
      -------------

   (a) On the Effective Date, as an inducement to enter into this employment agreement and in consideration of the Executive's services hereunder and including the Executive's obligations pursuant to Sections 8 and 9 hereof, Snyder will grant the Executive options to acquire 50,000 shares of Snyder common stock under the Snyder 1996 Stock Incentive Plan (the "Plan") at an exercise price equal to the closing sale price of Snyder's common stock on the New York Stock Exchange on the date hereof. The options so granted shall vest and become exercisable over a four year period with 25% being exercisable at the end of each completed year of service during such period. If the Executive's employment is terminated for any reason other than death, then that portion of the option granted to the Executive under this Section 4 which is vested at the time of such termination may be exercised by the Executive within 90 days of such termination, and any vested portion which is not timely exercised shall be forfeited by the Executive and his estate. Any options which have not vested as of the date of termination of the Executive's employment with the Company for any reason, including death or disability, shall terminate and be forfeited by the Executive.

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      (b) Subject to earlier termination as provided in the Plan or this
Agreement, all options granted pursuant to Section 4(a) shall expire on the tenth anniversary of the Effective Date.

   5. Severance.
      ---------

      (a) The Executive is an employee "at will" and may be terminated by the Employer at any time with or without cause. The Executive may terminate his employment with the Employer at any time following a GEM Divestiture (as hereinafter defined) for any reason.

      (b) If the Executive is terminated by the Employer without cause at any time during the term hereof or in the event that, while the Employee is employed by the Employer, GEM is sold, whether through merger, sale of substantially all of its assets, transfer of a controlling stock interest or otherwise, during the three year term of this Agreement (a "GEM Divestiture") and the Executive terminates his employment with the Employer, the Executive shall receive from the Employer a severance payment equal to one-half the annual Base Salary then in effect within ten (10) days of the date of his termination minus such deductions as may be required by law or reasonably requested by the Executive (the "Severance Payment"); provided, however, that the Employer shall have no
                           --------  -------
obligation to make the Severance Payment to the Executive if, as a result of the GEM Divestiture, the Executive becomes an employee of the purchaser of GEM on terms and conditions satisfactory to the Executive.

      (c) For the purposes of this Agreement, "cause" shall mean any of the following: (i) conviction of any felony, or any misdemeanor involving dishonesty or fraud; (ii) physical or mental incapacity that renders the Executive unable to perform any substantial portion of his duties to the Employer for a period of five (5) consecutive months (such period of incapacity shall be deemed to be continuously consecutive unless the Executive has returned to work on a full-time basis for eight (8) consecutive weeks); (iii) the occurrence of any wrongful and intentional act or omission which has a material adverse impact on the business, properties, results of operations, condition (financial or otherwise) or prospects of the Employer or gross negligence or willful misconduct in the performance of the Executive's duties hereunder (in any case excluding any act or omission, not constituting a violation of law, by Executive in good faith and based on the Executive's reasonable belief that such act or omission was in the Employer's best interests); or (v) the failure of the Executive, for any reason (other than, subject to clause (iii) above, physical or mental disability), to devote his full time and efforts, subject to Section 2 above, in a diligent manner to the performance of his duties and responsibilities hereunder which continues after

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a period of ten (10) days following the Executive's receipt of written notice of such failure by the Employer or Snyder. The Executive shall continue to receive payment of his base salary and any other compensation to which he is entitled hereunder during any disability and prior to the termination of his employment in accordance herewith.

   6. Fringe Benefits.
      ---------------

      (a) The Executive shall be entitled to all benefits generally available to employees of the Employer, and shall be entitled to a car allowance.

      (b) The Executive shall be eligible to receive annual discretionary bonuses determined by the Board of Directors of the Employer based on the Executive's performance.

      (c) The Executive shall be entitled to four (4) weeks of paid vacation during each year of employment. Such vacation shall be taken at such times as the Executive and his designated superior shall agree. The Executive shall be entitled to sick leave and holidays in accordance with the policy of the Employer as to its executive employees.

   7. Reimbursement of Business Expenses.
      ----------------------------------

   The Employer shall reimburse the Executive in accordance with Employer's policies for all reasonable out-of-pocket costs or expenses incurred or paid by the Executive directly in connection with or related to the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Employer may reasonably request.

   8. Non-Solicitation and Non-Competition.
      ------------------------------------

      (a) The Executive agrees that while the Executive is employed pursuant to this Agreement and for a period of three years following termination of the Executive's employment by the Employer for any reason (the "Non-Competition Period"), whether by action of the Executive or the Employer, the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, executive, director, proprietor, joint venturer, trustee, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is

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competitive with any business conducted by the Employer, including without limitation any business involving medical education, including health care provider and patient education, and the publication of related materials (collectively, "GEM's Current Business"). Notwithstanding the foregoing, the parties acknowledge and agree that the businesses of AMF, Rxtra, Global Newsline ("Global") and Niche Pharmaceuticals ("Niche") described on Schedule 8 hereto (the "Permissible Businesses") are not, as currently conducted and as described on Schedule 8, competitive with GEM's Current Business.

     (b) During the Non-Competition Period, the Executive will not, for his own benefit or for the benefit of any person or entity other than the Employer, (i) solicit, or assist any person or entity other than the Employer to solicit, any officer, director, executive or employee of the Employer to leave his employment, (ii) hire or cause to be hired any officer, director, executive or employee of the Employer, employed at the time of or at any time within six (6) months prior to the Executive's termination, or (iii) engage any officer, director, executive or employee of the Employer, employed at the time of or at any time within six (6) months prior to the Executive's termination, as a partner, contractor, subcontractor, employee or consultant.

     (c) During the Non-Competition Period, the Executive will not knowingly and willfully (i) solicit, or assist any person or entity other than the Employer to solicit, any person or entity that is a client of the Employer, or has been a client of the Employer during the prior twelve (12) months, to purchase product sampling or other direct marketing services or any other products or services the Employer provides to a client (excluding in any event the Permitted Businesses), or (ii) interfere with any of Employer's business relationships.

     (d) The Executive acknowledges that (i) the markers served by the Employer are national in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Employer.

     (e) Nothing in this Agreement shall be deemed to prohibit the Executive from owning, solely as an investment, securities of any person which are traded on a national securities exchange or quoted on a inter-dealer quotation system, provided that such securities constitute two percent (2%) or less of the
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outstanding equity securities of any such person and the Executive is not a controlling person of, or a member of a group which controls, such person. During the term of the Executive's employment by the Employer, the

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Executive may devote a reasonable amount of his time after the regular business hours of the Employer to civic, community or charitable activities, to serve as a director of AMF, Rxtra, Global and Niche and, with the prior written approval of the Employer's Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.

   9. Confidential Information.
      ------------------------

      (a) The Executive shall not (for his own benefit or the benefit of any person or entity other than the Employer) use or disclose any of the Employer's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how", computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public and to the extent not independently generated by the Executive or others without any reference to any of the Employer's trade secrets or other confidential information, and such materials constituting plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information or such disclosure is required by law.

      (b) Upon the effective date of notice of the Executive's or the Employer's election to terminate this Agreement, or at any time upon the request of the Employer, the Executive (or his heirs or personal representatives) shall deliver to the Employer all documents and materials containing trade secrets and confidential information relating to the Employer's business and all documents, materials and other property belonging to the Employer, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

      (c) All discoveries and works made or conceived by the Executive during and in the course of his employment by the Employer, jointly or with others, that relate to the Employer's activities shall be owned by the Employer. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including sales materials which relate to direct sales, telemarketing, wall media products, sampling/comparing or services. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Employer

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to evidence or better assure title to such discoveries and works by the
Employer, assist the Employer in obtaining or maintaining for itself at its own expense United States and foreign parents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain parents and other rights for the Employer and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Executive's employment by the Employer, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with, and in his capacity as an employee of, the Employer shall, as between the Executive and the Employer, be presumed to have been made during the Executive's employment by the Employer.

     10. Enforcement.
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     The parties to this Agreement mutually agree that, in recognition of
Employer's dependence on Executive's experience to carry out its business plan and Executive's senior and key position in the Employer, the restrictions detailed in Sections 8 and 9 of this Agreement are necessary and appropriate to give effect to the intended relationships of the parties. Executive agrees that because damages arising from violations of Sections 8 and 9 of this Agreement are extremely difficult to quantify with certainty, injunctive relief will be necessary to effect the intent of such Sections. Accordingly, Executive hereby consents to the imposition of a preliminary or permanent injunction as a remedy to his breach of Sections 8 and 9 of this Agreement.

     It is the desire and intent of the parties hereto that the restrictions set forth in Sections 8 and 9 of this Agreement shall be enforced and adhered to in every particular, and in the event that any provision, clause or phrase shall be declared by a court of competent jurisdiction to be judicially unenforceable either in whole or in part -- whether the fault be in duration, geographic coverage or scope of activities precluded -- the parties agree that they will mutually petition the court to sever or limit the unenforceable provision so as to retain and effectuate to the greatest extent legally permissible the intent of the parties as expressed in Sections 8 and 9 of this Agreement.

     11. Miscellaneous.
         -------------

         (a) All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to

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the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in writing from time to time. Copies of all notices to the Executive shall be sent in the manner provided for herein as follows:

      Certilman Balin Adler & Hyman LLP
      90 Merrick Avenue
      East Meadow, New York 11554
      Attn: Fred Skolnik, Esq.
            Gavin C. Grusd, Esq.
      Telecopier: (516) 296-7111

      Ivey, Barnum & O'Mara, LLC
      170 Mason Street
      Greenwich, CT 06830
      Attn.: Michael J. Allen, Esq.
      Telecopier: (203) 661-9462

      (b) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

      (c) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

      (d) This Agreement may be amended or modified only by a written instrument executed by both the Employer and the Executive.

      (e) This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Connecticut, without regard to its conflicts of laws principles.

      (f) This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by either party.

      (g) No delays or omission by the Employer or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other

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right. A waiver or consent given by the Employer or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        (h) The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

        (i) In case any provision of this Agreement shall be held by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EMPLOYER                               EXECUTIVE

GEM COMMUNICATIONS, INC.               ALLAN R. AVERY


By:
   ----------------------------        -------------------------------
   Name:
   Title:



AGREED:

SNYDER COMMUNICATIONS, INC.


By;
   ---------------------------
   Name:
   Title:

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                       Schedule 8 to Employment Agreement

AMF                      -    manufacture and distribution of ties and scarves

Rxtra                    -    manufacture and distribution of compliance devices
                              and products for disabled persons

Global Newsline          -    closed circuit media for presentations at medical
                              and pharmaceutical conventions

Niche Pharmaceuticals    -    manufacture and distribution of pharmaceutical and
                              nutriceutical products